UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2020

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302. 734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2020, Chesapeake Utilities Corporation (“Chesapeake Utilities” or “the Company”) entered into a Loan Agreement (the “Loan Agreement”) with Royal Bank of Canada (“RBC”), which provides for a revolving line of credit in the maximum principal amount of $20 million, or such lesser amount as may be advanced to or for the benefit of Chesapeake Utilities, as evidenced by a Revolving Credit Note (the “Note”) issued in favor of RBC.

The revolving line of credit terminates on October 31, 2020. Borrowings under the Loan Agreement will bear interest at a rate equal to the daily LIBOR rate plus 175 basis points (1.75%) unless an alternate rate is required under the applicable Loan Agreement. Pursuant to the Loan Agreement, Chesapeake Utilities paid an upfront fee of 15 basis points (0.15%) of the maximum principal amount of the revolving line of credit, or thirty thousand dollars ($30,000), to RBC. In addition, beginning on the first day of each month after the date of the Loan Agreement and continuing on the first day of each month thereafter, Chesapeake Utilities must pay an unused commitment fee of 35 basis points (0.35%). The unused commitment fee is calculated on the basis of a 360-day year and the actual number of days elapsed on the daily unused and undisbursed portion of the maximum committed amount under the Note in effect from time to time accruing during each month. The Loan Agreement sets forth certain business and financial covenants to which Chesapeake Utilities is subject, including covenants that restrict Chesapeake Utilities and its subsidiaries from incurring indebtedness. These covenants are similar to those included in Chesapeake Utilities’ other lines of credit. The Company has availability capacity under its existing bilateral facilities (aggregating $290 million including the Loan Agreement) and the Company’s syndicated revolving credit facility (representing $150 million). In an abundance of caution, Chesapeake Utilities obtained this additional revolving line of credit to provide incremental liquidity given the current economic environment. At the present time, the Company does not expect to draw under the Loan Agreement. The foregoing descriptions of the Loan Agreement and Note do not purport to be complete and are qualified in their entirety by the full text of such Loan Agreement and Note, which Chesapeake Utilities will file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 12, 2020	By:	Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President and Chief Financial Officer